Exhibit 5.1

June 24, 2020

DCP Midstream, LP

DCP Midstream Operating, LP

370 17th Street, Suite 2500

Denver, Colorado 80202

Ladies and Gentlemen:

We have acted as counsel to DCP Midstream, LP, a Delaware limited partnership (the “Partnership”), and DCP Midstream Operating, LP, a Delaware limited partnership and wholly-owned subsidiary of the Partnership (the “Issuer” and, together with the Partnership, the “Obligors”), in connection with the sale and issuance by the Issuer of $500,000,000 in aggregate principal amount of the Issuer’s 5.625% Senior Notes due 2027 (the “Notes”). The Notes are being issued under an Indenture, dated as of September 30, 2010 (the “Base Indenture”), between the Issuer and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), as amended and supplemented by the Third Supplemental Indenture, dated as of June 14, 2012, among the Issuer, the Partnership, as Guarantor, and the Trustee (the “Third Supplemental Indenture”), and the Ninth Supplemental Indenture, dated as of June 24, 2020, among the Issuer, the Partnership, as Guarantor, and the Trustee (the “Ninth Supplemental Indenture” and, together with the Third Supplemental Indenture, the “Supplemental Indentures”). The Base Indenture, as amended and supplemented by the Supplemental Indentures, is referred to herein as the “Indenture.” The payment of the principal of, and interest on, the Notes is being guaranteed by the Partnership pursuant to the guarantee included in the Indenture (the “Guarantee” and, together with the Notes, the “Securities”), and the Securities are being sold by the Issuer and the Partnership, as applicable, to the several underwriters pursuant to an Underwriting Agreement (the “Underwriting Agreement”), dated as of June 17, 2020, by and among the Partnership, the Issuer, DCP Midstream GP, LP, a Delaware limited partnership (the “General Partner”), DCP Midstream GP, LLC, a Delaware limited liability company (“GP LLC”), DCP Midstream Operating, LLC, a Delaware limited liability company (“OLP GP” and, collectively with the Obligors, the General Partner and GP LLC, the “DCP Parties”), and BofA Securities, Inc., as the representative of the several underwriters.

We have participated in the preparation of a prospectus supplement dated June 17, 2020 (the “Prospectus Supplement”), and the base prospectus dated November 8, 2017 (the “Prospectus”), each forming part of the Registration Statement on Form S-3 (File Nos. 333-221419 and

T 303.295.8000 F 303.295.8261 555 17th Street, Suite 3200, Denver, CO 80202-3921 Mail to: P.O. Box 8749, Denver, CO 80201-8749 www.hollandhart.com	Alaska Colorado Idaho	Montana Nevada New Mexico	Utah Washington, D.C. Wyoming

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333-221419-01) (the “Registration Statement”) to which this opinion is an exhibit. The Prospectus Supplement has been filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. §229.601(b)(5), in connection with the Registration Statement.

As the basis for the opinions hereinafter expressed, we have examined such statutes, including the Delaware Revised Uniform Limited Partnership Act (the “Delaware Act”), partnership and limited liability company records and documents, certificates of company and public officials, and other instruments and documents as we deemed relevant or necessary for the purposes of the opinion set forth below, including, but not limited to:

1.    the Registration Statement, the Prospectus and the Prospectus Supplement;

2.    the executed Underwriting Agreement;

3.    the executed Indenture;

4.    the executed global security representing the Notes, including the Notation of Guarantee thereon (the “Global Note”);

5.    the Certificate of Limited Partnership of the Partnership as filed with the Secretary of State of the State of Delaware (the “Delaware Secretary of State”) on August 5, 2005, as amended by that Certificate of Amendment to the Certificate of Limited Partnership of the Partnership as filed with the Delaware Secretary of State on January 11, 2017, and certified by the Delaware Secretary of State;

6.    the Fifth Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of November 6, 2019, and certified by the Secretary of GP LLC as being true and complete and in full force and effect on the date hereof;

7.    the Certificate of Limited Partnership of the General Partner, as filed with the Delaware Secretary of State on August 5, 2005, and certified by the Delaware Secretary of State;

8.    the First Amended and Restated Agreement of Limited Partnership of the General Partner, dated as of December 7, 2005, and certified by the Secretary of GP LLC as being true and complete and in full force and effect on the date hereof;

9.    the Certificate of Formation of GP LLC as filed with the Delaware Secretary of State on August 5, 2005, and certified by the Delaware Secretary of State;

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10.    the Amended and Restated Limited Liability Company Agreement of GP LLC, dated as of December 7, 2005, Amendment No. 1 to the Amended and Restated Limited Liability Company Agreement of GP LLC, dated as of January 20, 2009, Amendment No. 2 to the Amended and Restated Limited Liability Company Agreement of GP LLC, dated as of February 14, 2013, Amendment No. 3 to the Amended and Restated Limited Liability Company Agreement of GP LLC, dated as of November 6, 2013, and Amendment No. 4 to the Amended and Restated Limited Liability Company Agreement of GP LLC, dated as of December 30, 2016, and certified by the Secretary of GP LLC as being true and complete and in full force and effect on the date hereof;

11.    the Certificate of Limited Partnership of the Issuer, as filed with the Delaware Secretary of State on September 15, 2005, and certified by the Delaware Secretary of State;

12.    the Amended and Restated Agreement of Limited Partnership of the Issuer, dated as of December 7, 2005, and certified by the Secretary of the OLP GP as being true and complete and in full force and effect on the date hereof;

13.    the Certificate of Formation of the OLP GP, as filed with the Delaware Secretary of State on September 15, 2005, and certified by the Delaware Secretary of State;

14.    the Amended and Restated Limited Liability Company Agreement of the OLP GP, dated as of March 17, 2006, and certified by the Secretary of the OLP GP as being true and complete and in full force and effect on the date hereof; and

15.    limited partnership and limited liability company records, as applicable, of the DCP Parties as furnished and certified to us by each of the DCP Parties or their representatives, including resolutions and other corporate, limited liability company and limited partnership records evidencing the approval of the offering and issuance of the Securities.

In making our examination, we have assumed: (i) that all signatures on documents examined by us are genuine; (ii) the authenticity of all documents submitted to us as originals; (iii) the conformity with the original documents of all documents submitted to us as certified, conformed, electronic or photostatic copies; (iv) that each individual signing in a representative capacity (other than the Underwriting Agreement with respect to the DCP Parties) any document reviewed by us had authority to sign in such capacity; (v) that each individual signing any document, either on such individual’s own behalf or on behalf of any entity, had the legal capacity to do so; (vi) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed; and (vii) the accuracy, completeness and authenticity of certificates of public officials. We have also assumed the accuracy of all other information provided to us by the Obligors during the course of our investigations, on which we have relied in issuing the opinion expressed below. We have relied upon a certificate and other assurances of officers of the general partner

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of each Obligor and others as to factual matters without having independently verified such factual matters. In connection with the opinion hereinafter expressed, we have assumed that the Securities will be issued and sold in the manner stated in the Prospectus Supplement, the Prospectus and the Underwriting Agreement.

Based on the foregoing and on such legal considerations as we deem relevant, and subject to the limitations, qualifications, exceptions, and assumptions set forth herein, and in reliance on the statements of fact contained in the documents we have examined, we are of the opinion that: (i) the execution and delivery by the Issuer of, and the performance by the Issuer of its obligations under, the Base Indenture have been duly authorized by all necessary limited partnership action of the Issuer; (ii) the Base Indenture has been duly executed and delivered by the Issuer; (iii) the execution and delivery by each Obligor of, and the performance by each Obligor of its obligations under, each Supplemental Indenture has been duly authorized by all necessary limited partnership action of each Obligor; (iv) each Supplemental Indenture has been duly executed and delivered by each Obligor in accordance with the terms of the Base Indenture; (v) the execution, issuance and delivery by the Issuer of, and the performance by the Issuer of its obligations under, the Notes have been duly authorized by all necessary limited partnership action of the Issuer; (vi) the Global Note representing the Notes has been duly executed by the Issuer in accordance with the terms of the Indenture and has been delivered in accordance with the terms of the Indenture; (vii) the execution, issuance and delivery by the Partnership of, and the performance by the Partnership of its obligations under, the Guarantee endorsed on the Global Note, as provided in the Indenture, has been duly authorized by all necessary limited partnership action of the Partnership; and (viii) the Guarantee endorsed on the Notes, as provided in the Indenture, has been duly executed by the Partnership in accordance with the terms of the Indenture and has been delivered in accordance with the terms of the Indenture.

The opinion expressed herein is limited in all respects to the Delaware Act (which with respect to such act includes the statutory provisions contained therein, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws), and we express no opinion other than as to the Delaware Act.

The Trustee is entitled to rely upon this opinion as though it were addressed to the Trustee.

We hereby consent to the reference to our firm under the caption “Legal Matters” in the Prospectus Supplement, to the filing of this opinion letter as an exhibit to the Partnership’s Current Report on Form 8-K dated the date hereof, and to the incorporation by reference of this opinion letter into the Registration Statement. In giving this consent, we do not admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,
/s/ Holland & Hart LLP